Exhibit 99.1

Stryve Foods, Inc. Provides Preliminary Financial Highlights for Second Quarter 2023 and Announces Reverse Stock Split

38% Growth in Retail Dollar Sales

Sequential Improvement and Best Quarter Ever in Terms of Adjusted EBITDA Loss

Authorizes 1-for-15 Reverse Stock Split Effective July 14

PLANO, Texas, July 13, 2023 — Stryve Foods, Inc. (“Stryve” or “the Company”) (NASDAQ: SNAX), an emerging healthy snack and eating platform disrupting traditional consumer packaged goods (CPG) categories, and a leader in the air-dried meat snack industry in the United States, today announces preliminary results for its second quarter of 2023 including updated retail consumption data and that it will effect a reverse stock split of its outstanding shares of Class A and Class V common stock at a ratio of 1-for-15, to be effective as of 12:01 a.m. Eastern Time on July 14, 2023.

Preliminary Second Quarter Results1 and Retail Data

Chris Boever, Chief Executive Officer, commented, “We are pleased to share a preliminary snapshot of our second quarter results. We continue to make great progress on our transformation, and we are encouraged by the consumer response to our new strategic brand positioning.”

The Company’s preliminary estimates for net revenue will be within a range of $5.8 million to $6.0 million for the quarter ended June 30, 2023, which represents sequential growth of 26.1% to 30.4% from the first quarter of 2023.

Mr. Boever continued, “I’m particularly encouraged by the progress we are achieving on the business fundamentals, with increased focus on the core portfolio and our overall executional improvements. The most recent SPINs data2 indicates a significant year over year improvement in measured channels with dollar sales increasing 38.0%, total distribution points expanding 19.0%, price-mix improving 12.5%, and ultimately earning 15.1 basis points of category share. These key metrics are indicative of the growing strength of our brands, our retail partnerships, and the positive response from our expanding consumer base.”

The Company anticipates reporting greatly improved gross margins year-over-year as a result of pricing, product mix, and productivity; however, a slight decrease in gross margins on a sequential basis is expected for the quarter.

Based on the information currently available, the Company estimates that its Adjusted EBITDA Loss3 will be within a range of $2.4 million to $2.7 million representing a year-over-year improvement of $8.7 million to $9.0 million from the prior year quarter as well as a $0.8 million to $1.1 million reduction in Adjusted EBITDA Loss when compared to the first quarter of 2023 on a sequential basis. The Company also expects to report Net Working Capital (excluding cash and debt) of approximately $5.8 million to $6.2 million as well as a cash balance for the second quarter similar to that of the first quarter of 2023.

“As the actions we’ve taken to improve our financial outcomes become realized, we will continue to carefully manage our liquidity position. We anticipate that the progress made, as supported by the retail metrics, will help to deliver our future growth initiatives and expectations. Sales growth paired with our rationalized cost structure and productivity agenda creates operating leverage and positions us to deliver a profitable, sustainable business over time” Mr. Boever concluded.

1 These estimates represent the most current information available to management and could change. Our second quarter financial closing and financial statement preparation process has not been completed. As a result, our actual financial results could be different, and those differences could be material.

2 4-week SPINS data as of June 18, 2023, as compared to the same period in the prior year.

3 Adjusted EBITDA Loss is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Information” at the end of this press release.

1-for-15 Reverse Stock Split

The Company will affect a reverse stock split of its outstanding shares of Class A and Class V common stock at a ratio of 1-for-15, to be effective as of 12:01 a.m. Eastern Time on July 14, 2023. The reverse stock split is intended for the Company to regain compliance with the minimum bid price requirement of $1.00 per share of common stock for continued listing on Nasdaq. The Company’s stockholders previously approved the Reverse Stock Split at the Company’s Annual Meeting of Stockholders held on June 9, 2023.

The Company’s Class A common stock will begin trading on a reverse stock split-adjusted basis at the opening of the Nasdaq Capital Market on Friday, July 14, 2023. Following the reverse stock split, the Class A common stock will continue to trade on Nasdaq under the symbol “SNAX” with the new CUSIP number, 863685202.

No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by the closing price of the Company’s Class A common stock on Nasdaq on July 13, 2023. Except for the right to receive the cash payment in lieu of fractional shares, stockholders will not have any voting, dividend or other rights with respect to the fractional shares they would otherwise be entitled to receive.

Stockholders who are holding their shares in electronic form at brokerage firms or with the Company’s transfer agent (Continental Stock Transfer & Trust Company) do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their accounts. In addition, the reverse stock split will apply to the Common Stock issuable upon the exercise of the Company’s other outstanding securities, with proportionate adjustments to be made to the exercise prices and number of derivates securities, and under the Company’s equity incentive plans. The Company’s 10,997,500 outstanding public warrants that trade on Nasdaq under the symbol “SNAXW” will adjust to the right to purchase 0.0666667 shares of Class A common stock for an exercise price of $172.50.

The Reverse Stock Split did not impact the number of authorized shares of Class A common stock. In light of the limited purpose of the Class V common stock, the Company will reduce the number of authorized shares of Class V common stock from 200 million to 15 million (and will correspondingly reduce the total authorized shares by such amount).

As of July 12, 2023, there were 26,367,185 shares of Class A common stock and 6,080,196 shares of Class V common stock outstanding. As a result of the Reverse Stock Split, there will be approximately 1,757,812 shares of Class A common stock outstanding and 405,346 shares of Class V common stock outstanding (subject in each instance to adjustment due to the effect of providing cash for fractional shares). The Reverse Stock Split will not have any effect on the stated par value of the common stock.

About Stryve Foods, Inc.

Stryve is a premium air-dried meat snack company that is conquering the intersection of high protein, great taste, and health under the brands of Braaitime, Kalahari, Stryve, and Vacadillos is a healthy snacking and food company that manufactures, markets and sells highly differentiated healthy snacking and food products that is planned to disrupt traditional snacking and CPG categories. Stryve’s mission is “to help Americans eat better and live happier, better lives.” Stryve offers convenient products that are lower in sugar and carbohydrates and higher in protein than other snacks and foods. Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar*, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paleo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today. Stryve also markets and sells human-grade pet treats under the brand Two Tails, made with simple, all-natural ingredients and 100% real beef with no fillers, preservatives, or by-products.

Stryve distributes its products in major retail channels, primarily in North America, including convenience, grocery, mass, and other retail outlets, as well as directly to consumers through its ecommerce websites and through the Amazon platform. For more information about Stryve, visit www.stryve.com or follow us on social media at @stryvebiltong.

* All Stryve air-dried products contain zero grams of added sugar, with the exception of the Chipotle Honey flavor of Vacadillos, which contains one gram of sugar per serving.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “may”, “will”, “would”, “could”, “intend”, “aim”, “believe”, “anticipate”, “continue”, “target”, “milestone”, “expect”, “estimate”, “plan”, “outlook”, “objective”, “guidance” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, including, but not limited to, statements regarding Stryve’s expected results for the second quarter of 2023 and the year ended December 31, 2023, expectations regarding commodity prices, plans, strategies, objectives, targets and expected financial performance. These forward-looking statements reflect Stryve’s current views and analysis of information currently available. This information is, where applicable, based on estimates, assumptions and analysis that Stryve believes, as of the date hereof, provide a reasonable basis for the information and statements contained herein. These forward-looking statements involve various known and unknown risks, uncertainties and other factors, many of which are outside the control of Stryve and its officers, employees, agents and associates. These risks, uncertainties, assumptions and other important factors, which could cause actual results to differ materially from those described in these forward-looking statements, include: (i) the inability to achieve profitability due to commodity prices, inflation, supply chain interruption, transportation costs and/or labor shortages; (ii) competition, supply chain interruptions, the ability to pursue a growth strategy and manage growth profitability, maintain relationships with customers, suppliers and retailers and retain its management and key employees; (iii) the risk that retailers will choose to limit or decrease the number of retail locations in which Stryve’s products are carried or will choose not to carry or not to continue to carry Stryve’s products; (iv) the possibility that Stryve may be adversely affected by other economic, business, and/or competitive factors; (v) the effect of the COVID-19 pandemic on Stryve; (vi) the possibility that Stryve may not achieve its financial outlook; (vii) risks around the Company’s ability to continue as a going concern and (viii) other risks and uncertainties described in the Company’s public filings with the SEC. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those projections and forward-looking statements are based.

Non-GAAP Financial Information

Stryve uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in operating results, and provide additional insight on how the management team evaluates the business. Stryve’s management team uses Adjusted EBITDA to make operating and strategic decisions, evaluate performance and comply with indebtedness related reporting requirements. The Company defines Adjusted EBITDA Loss as Net Loss before Interest Expense, Income Tax Expense, and Depreciation and Amortization Expense as further adjusted for stock-based compensation expense. Stryve believes this non-GAAP measure should be considered along with net income (loss), the most closely related GAAP financial measure. The Company has not reconciled non-GAAP Adjusted EBITDA Loss to net income (loss) in this press release because the Company does not provide guidance for amortization expense, depreciation expense, stock-based compensation expense or interest expense as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts as of the date of this release. In addition, the Company believes such reconciliations would imply a degree of precision at this time that could be confusing or misleading to investors.

Investor Relations Contact:

Three Part Advisors, LLC

Sandy Martin or Phillip Kupper

smartin@threepa.com or pkupper@threepa.com

214-616-2207 or 817-368-2556